                                                                   Exhibit 32(a)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of The LGL Group, Inc. (the
"Company") on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeremiah M. Healy, Principal Executive
Officer of the Company, and I, Steve Pegg, Principal Financial Officer of the
Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or
   15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
   Company.

August 14, 2007                                 /s/ Jeremiah M. Healy
                                                --------------------------------
                                                Jeremiah M. Healy
                                                PRINCIPAL EXECUTIVE OFFICER

August 14, 2007                                 /s/ Steve Pegg
                                                --------------------------------
                                                Steve Pegg
                                                PRINCIPAL FINANCIAL OFFICER